                                                                     EXHIBIT 8.2


                                CHANCERY CHAMBERS
                                ATTORNEYS-AT-LAW
                                 CHANCERY HOUSE
                                   HIGH STREET
                        BRIDGETOWN, BARBADOS, WEST INDIES


August 18, 1999

PXRE Group Ltd.
Clarendon House
2 Church Street
Hamilton HM CX
Bermuda

          Re: PXRE Group Ltd.
              ---------------

 Ladies and Gentlemen:

        We have acted as Barbados counsel to PXRE Group Ltd., a Bermuda corporation ("PXRE"), in connection with the Registration Statement on Form S-4 of PXRE (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended
(the "Securities Act"), relating to the proposed issuance of common shares, par value $1.00 per share, of PXRE ("PXRE Common Shares") in connection with the Agreement and Plan of Merger dated as of July 7, 1999 (the "Merger Agreement"), between PXRE, PXRE Merger Corp., a Delaware corporation ("Merger Corp.") and PXRE Corporation, a Delaware corporation ("PXRE Delaware"), pursuant to which, among other things, Merger Corp. will be merged with and into PXRE Delaware (the "Merger") and each outstanding share of common stock, par value $.O1 per share, of PXRE Delaware will be converted into one of PXRE Common Share (in the aggregate, the "Shares"), all as more fully described in the Registration Statement. The Registration Statement includes a proxy statement/prospectus (the "Joint Proxy Statement/Prospectus") to be furnished to the stockholders of PXRE Delaware in connection with seeking their approval of the Merger Agreement.

        We have reviewed the Registration Statement and have considered such aspects of Barbados law as we have deemed relevant for purposes of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

        Based upon and subject to the foregoing, we are of the opinion that:

PXRE Group Ltd.
August 18, 1999
Page 2

        1. The statements in the Registration Statement under the heading "Certain Tax Considerations--Tax Consequences of the Reorganization--Barbados," and "Certain Tax Considerations--Taxation of the Company and its Subsidiaries--Barbados," insofar as such statements constitute a summary of the law or legal conclusions referred to therein, are accurate in all material aspects and fairly present the information called for with respect to such legal matters and legal conclusions and fairly summarize the legal matters referred to therein.

        We are Barbados attorneys and we do not express any opinion herein concerning any law other than the laws of Barbados.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our Firm under the headings "Certain Tax Considerations" and "Legal Matters" in the Joint Proxy Statement/Prospectus included in the Registration Statement.


                                               Very truly yours,

                                               CHANCERY CHAMBERS,
                                               ATTORNEYS-AT-LAW